Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Cronos Group Inc.
We consent to the incorporation by reference in the registration statements (No. 333-237528 and No. 333-226131) on Form S-8 of our reports dated February 29, 2024, with respect to the consolidated financial statements of Cronos Group Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

February 29, 2024
Vaughan, Canada